Exhibit 3.11
ARTICLES OF INCORPORATION
OF
AMERICAN AZIDE CORPORATION
          THE UNDERSIGNED natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the General Corporation Law of the State of Nevada, adopts the following Articles of Incorporation for such corporation.
ARTICLE I—NAME
          The name of the corporation is AMERICAN AZIDE CORPORATION.
ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT
          The address of this corporation’s initial registered office in the State of Nevada and the name of its initial registered agent at such address is:
C. Keith Rooker
4045 South Spencer, Suite B-34
Las Vegas, Nevada 89119
ARTICLE III—PURPOSES
          The purpose or purposes for which this corporation is organized are:
          (a) To manufacture, produce, sell, license and distribute sodium azide and other specialty chemicals, and to realize a profit therefrom.
          (b) To acquire and to develop, through research and development efforts or by license or otherwise, all technology, and trade secrets, patents, know-how and other intellectual property that may be necessary or appropriate in connection with the corporation’s activities or operations.
          (c) To acquire, by purchase, lease or otherwise, all real property and other facilities that may be necessary or appropriate in connection with the operations of the corporation, and to construct buildings and other improvements thereon, to enter into leases, management agreements, brokerage agreements and other agreements in connection with the acquisition, development, management, occupancy, operation, use or disposition of such real property or facilities, and to dispose of any or all such real property or facilities.
          (d) To acquire, by purchase, lease or otherwise, every type of property, tangible or intangible, real, personal, or mixed, that may be necessary or appropriate in connection with the operations of the corporation, and to manage, operate, lease, use, maintain and dispose of such property.
          (e) To raise capital, through borrowing or otherwise, in order to finance the operations of the corporation or the acquisition or disposition by the corporation of facilities or property, and to enter into pledges, mortgages and other agreements in connection with such financing.
          (f) To do each and every thing necessary, suitable or proper to accomplish any of the purposes herein enumerated, or that may at any time appear conducive to or expedient for the protection or benefit of this corporation or for the furtherance of its business or for the accomplishment of each and every lawful objective, whether or not set forth specifically herein, and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principals, agents, partners (either general or limited), joint venturers, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.
          The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the State of Nevada. It is intended that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.
ARTICLE IV—STOCK
          The amount of the total authorized capital stock of this corporation, and the number and par value of the shares of which it is to consist are as follows:
ONE HUNDRED FIFTY THOUSAND shares of common stock with a par value of TEN CENTS ($0.10) per share; and
FIVE THOUSAND shares of preferred stock with a par value of ONE DOLLAR ($1.00) per share.
The common and preferred shares of the corporation may be issued from time to time in one or more series. The Board of Directors of the corporation is vested with authority to fix by resolution or resolutions the designations and the voting rights, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations, the dividend rates, conversion rights, redemption prices and terms, or liquidation or distribution preferences, if any, of any series of common or preferred stock, and to fix the number of shares constituting any series, and to increase or decrease the number of shares of any series (but not below the number of shares thereof then outstanding).
ARTICLE V—DIRECTORS
          The members of the governing board of the corporation shall be styled “Directors.” The number of Directors constituting the initial Board of Directors of this corporation is two (2); provided, however, that the Board of Directors may, at any meetings duly called according to notice, and by appropriate resolutions, increase the number of such Directors to as many as nine (9), and may decrease the number of such Directors to as few as three (3). Directors shall be chosen for a term of office of one year, or until their successors have been duly elected and qualified.
          The names and addresses of persons who are to serve initially as Directors, until the first annual meeting of shareholders of the corporation, and thereafter until their successors are elected and qualify, are:
Fred D. Gibson, Jr.
4045 South Spencer, Suite B-34
Las Vegas, Nevada 89119
C. Keith Rooker
4045 South Spencer, Suite B-34
Las Vegas, Nevada 89119
ARTICLE VI—ASSESSMENT OF STOCK
          The capital stock and the holders thereof, after the amount of the subscription price therefor has been paid in to the corporation, shall not be subject to any assessment to pay the debts of the corporation, or for any other purpose.

ARTICLE VII—INCORPORATOR
          The name and address of the incorporator signing these articles of incorporation are as follows:
R. Glen Woods
4045 South Spencer, Suite B-34
Las Vegas, Nevada 89119
ARTICLE VIII—DURATION
          The corporation is to have perpetual existence.
ARTICLE IX—ACTIONS BY BOARD OF DIRECTORS
          In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized:
To make, alter amend and rescind the bylaws of the corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a meeting of shareholders duly called for that purpose, to sell, assign, transfer or otherwise dispose of the property of the corporation as an entity.
In order to promote the interests of the corporation and to encourage the utilization of the corporation’s lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the corporation, or to the payment of dividends, or otherwise; provided that a majority of the whole Board of Directors concurs therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada.
ARTICLE X—INTERNAL AFFAIRS

          Except as otherwise specifically provided in these Articles of Incorporation, the internal affairs of the corporation shall be governed as provided in such bylaws as may be established and amended from time to time by the corporation’s board of directors.
ARTICLE XI—AMENDMENT
          These articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment. The corporation reserves the right to amend, alter or repeal any provisions contained in these articles of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders or Directors herein are granted subject to this reservation.
ARTICLE XII—SHAREHOLDER RIGHTS
          The holders of the shares of capital stock of this corporation shall have preemptive rights to acquire the unissued shares of capital stock of this corporation to the extent provided in Section 78.265 of the General Corporation Law of the State of Nevada, as the same exists on the effective date of the filing of these Articles of Incorporation.
          Subject to the provisions of the foregoing paragraph, the authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Cumulative voting of shares in the election of Directors shall not be permitted.
ARTICLE XIII—CONTRACTS WITH DIRECTORS
          No contract or other transaction between this corporation and one or more of its Directors or officers, or between this corporation and any other corporation, firm or association in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because any such Director or officer is present at the meeting of the Board of Directors, or a committee thereof, that authorizes or approves the contract or transaction, or because the vote or votes of common or interested Directors are counted for such purpose, if: (a) The fact of the common directorship or financial interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction, and is noted in the minutes of the meeting or in the form of written consent of the Board or committee at which the Board or committee authorizes, approves or ratifies the contract or transaction, by vote or consent sufficient for the purpose without counting the vote or consent of such interested Director or Directors; or (b) The fact of the common directorship or financial interest is disclosed or known to the shareholders, and they authorize, approve or ratify such contract or transaction in good faith by a majority vote or by written consent of shareholders holding a majority of the shares entitled to vote (the vote or votes of the common or interested Directors or officers shall be counted in any such vote of shareholders); or (c) The contract or transaction is fair and reasonable to the corporation at the time it is authorized or approved. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof that authorizes, approves or ratifies such contract or transaction.
ARTICLE XIV—ACQUISITION AND DISPOSITION OF SHARES
          This corporation shall have the right to acquire its own shares to the extent of unreserved and unrestricted capital surplus available therefor.
ARTICLE XV—INDEMNIFICATION OF DIRECTORS AND OFFICERS
          To the fullest extent permitted by applicable law, this corporation may indemnify any Director, officer, employee or agent or former Director, officer, employee or agent of the corporation, or any person who may have served at its request as a Director, officer, employee or agent of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of any action, suit or proceeding, civil or criminal, to which he is made a party by reason of being or having been such Director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation; and to make any other indemnification that shall be authorized by any bylaw or resolution adopted by the Board of Directors.
ARTICLE XVI—LIMITATION ON DIRECTOR LIABILITY
          The personal liability of a Director to this corporation or its shareholders for monetary damages for breach of fiduciary duty is limited to the fullest extent permitted by the applicable provisions of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented from time to time.

          DATED this 10th day of August, 1990.

/s/ R. Glen Woods
R. Glen Woods

STATE OF NEVADA	)
	:	ss.
COUNTY OF CLARK	)
     On this 10th day of August, 1990, personally appeared before me R. Glen Woods who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true and correct in all material respects.

My Commission Expires:	/s/ Susan K. Forte

Notary Public
Oct. 20, 1993	Residing at: Las Vegas, NV